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                                                                    EXHIBIT 5(b)
                             SUB-ADVISORY AGREEMENT



                 AGREEMENT dated August 8, 1983, between PROVIDENT NATIONAL BANK, a national banking association (herein called "Provident"), and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940 and wholly-owned by Provident (herein called "PIMC").

                 WHEREAS, PIMC is the investment adviser to Municipal Fund for New York Investors, Inc. (the "Fund"), an open-end, diversified, management investment company registered under the Investment Company Act of 1940; and

                 WHEREAS, PIMC wishes to retain Provident to provide it with investment research, administrative, and statistical services in connection with PIMC's advisory activities on behalf of the Fund; and

                 WHEREAS, Provident is willing to provide such services to PIMC upon the conditions and for the compensation set forth below;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                 1. Appointment. PIMC hereby appoints Provident its sub-adviser as required by the Advisory Agreement between PIMC and the Fund dated August 8, 1983 (such Agreement or the most recent successor advisory agreement between such parties is referred to herein as the "Advisory Agreement"). Provident accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                 2. Sub-Advisory Services. Subject to the supervision of the Board of Directors of the Fund, Provident, through its Trust Division and on behalf of the Fund, will provide the Find investment research and credit analysis concerning prospective and existing Fund investments, make recommendations with respect to the Fund's continuous investment program, supply PIMC computer facilities and operating personnel, and provide such statistical services as PIMC may from time to time reasonably request. Provident will provide the services rendered by it hereunder in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus, as presently in effect and as it may be amended or supplemented from time to time. Provident further agrees that it:
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                          (a)      will use the same skill and care in
         providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                          (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (hereinafter called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with the regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies to the same extent as if such regulations were by their terms applicable to its activities hereunder;

                          (c) will not invest its assets or assets of any fiduciary account managed by it in shares of the Fund, make loans for purposes of purchasing or carrying such shares, or make loans to the Fund;

                          (d) will maintain or cause PIMC to maintain books and records with respect to the Fund's securities transactions;

                          (e) will render to the Fund's Board of Directors such periodic and special reports as the Board may request; and

                          (f) will maintain its policy and practice of conducting its Trust Division independently of its Commercial Division. In making investment recommendations for the Fund, Trust Division personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the Commercial Division. In dealing with commercial customers, the Commercial Division will not inquire or take into consideration whether securities of those customers are held by the Fund.

                 3. Services Not Exclusive. Provident's services hereunder are not deemed to be exclusive, and Provident shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

                 4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules, Provident hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Provident further agrees to preserve, or cause PIMC to preserve, for the periods prescribed by Rule 31a-2, the records required to be maintained by Rule 31a-1 of the Rules.





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                 5.       Expenses.  During the term of this Agreement,
Provident will pay all expenses incurred by it in connection with its activities under this Agreement.

                 6. Compensation. For the services which Provident will render to PIMC under this Agreement, PIMC will pay to Provident a monthly fee equal to 75% of each month's advisory fee received by PIMC from the Fund pursuant to the Advisory Agreement between PIMC and the Fund. Notwithstanding the foregoing, the fee payable to Provident shall be adjusted each quarter as necessary to assure that PIMC has income from all sources before application of Federal, State, or other income taxes of at least $22,500 during each quarter. The sub-advisory fee shall be paid by PIMC to Provident at least quarterly.

                 7. Limitation on Liability. Provident will not be liable for any error of judgment or mistake of law or for any loss suffered by PIMC or by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

                 8. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until July 31, 1985. Thereafter, if not terminated, this Agreement shall continue for successive periods of 12 months each, provided, such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of the Fund or any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to PIMC, and will be terminated upon any termination of the Advisory Agreement between the Fund and PIMC. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940.)

                 9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or





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termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

                 10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or make invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

                 IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                           PROVIDENT NATIONAL BANK

Attest:


/s/ John D. Silcox, Jr.                    By:
----------------------------                  --------------------------
Vice President & Secretary


                                           PROVIDENT INSTITUTIONAL
[Corporate Seal]                           MANAGEMENT CORPORATION

Attest:


/s/ John D. Silcox, Jr.                    By:
----------------------------                  -------------------------
Vice President & Secretary


[Corporate Seal]





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